EXHIBIT 5.2

To the addressees listed in Appendix C to this Opinion Luxembourg, 10 April 2014

PROJECT RHINE

Dear Madam, dear Sir,

We are lawyers admitted to practice under the laws of Luxembourg. In such capacity, we have acted as Luxembourg legal advisers to the Companies and have been asked by the Companies to provide to the addressees listed in Appendix C to this Opinion our opinion as to certain matters of Luxembourg law as further set out in section 4 of this Opinion in connection with your filing of Amendment No. 1 to a Registration Statement on Form S-3 (File No. 333-190543) with the United States Securities and Exchange Commission under the United States Securities of Act of 1933, as amended, relating to the registration of, inter alia, the subsidiary guarantees by the Companies.

1.	In arriving at the opinions expressed below, we have examined and relied on the Documents.

Capitalized terms used herein are defined in appendix A and/or B hereto.

2.	This Opinion is limited to Luxembourg Law. Accordingly, we express no opinion with regard to any system of law other than Luxembourg Law, in addition, we express no opinion on the legality and/or validity and/or enforceability and/or the performance of the subsidiary guarantees or any documents referred to in the registration filing related thereto (including as to whether such create valid, legal and enforceable security on the Companies’ securities and/or assets held by the Companies), which have not been reviewed for this purpose.

ASSUMPTIONS

3.	For the purpose of this Opinion we have assumed:

(i)	that the head office (administration centrale) and the place of effective management (siège de direction effective) of the Companies are located at the place of their respective registered office (siège statutaire) in Luxembourg;

(ii)	for the purposes of the Insolvency Regulation, that the centre of main interests (centre des intérêts principaux) of the Companies is located at the place of their respective registered office (siège statutaire) in Luxembourg;

(iii)	that during the search made on 10 April 2014 on the web site of the Luxembourg Trade and Companies’ Register, the files of the Companies were complete and accurate at the time of such search and have not been modified since such search;

OPINION

4.	On the basis of the assumptions set out above and subject to the qualifications set out below and to any factual matters, documents or events not disclosed to us, we are of the opinion that:

1)	Each of the Companies is a société à responsabilité limitée incorporated before a Luxembourg notary for an unlimited duration and existing under Luxembourg Law.

QUALIFICATION

5.	The opinion expressed above is subject to the following qualification:

(i)	the opinion set out above is subject to all limitations by reason of national or foreign bankruptcy, insolvency, winding-up, liquidation, moratorium, controlled management, suspension of payment, voluntary arrangement with creditors, fraudulent conveyance, general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally.

6.	This Opinion speaks as of the date hereof. No obligation is assumed to update this Opinion or to inform any person of any changes of law or other matters coming to our knowledge and occurring after the date hereof, which may affect this Opinion in any respect.

7.	This Opinion is addressed solely to the addressees listed in Appendix C and solely for the purpose of the Opinion. It may not, without our prior written consent, be relied upon for any other purpose or be disclosed to or relied upon by any other person. This Opinion is strictly limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any agreement or document to be approved by the Companies or otherwise.

8.	This Opinion is given on the basis that it will be governed by and construed in accordance with Luxembourg Law and will be exclusively subject to Luxembourg jurisdiction.

Yours faithfully,

/s/ Arendt & Medernach

Arendt & Medernach

by Laurent Schummer

APPENDIX A – DEFINITIONS

Articles of Association means any and each of the Articles of Association 1, the Articles of Association 2, the Articles of Association 3, the Articles of Association 4, the Articles of Association 5, the Articles of Association 6, the Articles of Association 7, the Articles of Association 8, as the context may require.

Articles of Association 1 means the document referred to under item 1 in Appendix B.

Articles of Association 2 means the document referred to under item 2 in Appendix B.

Articles of Association 3 means the document referred to under item 3 in Appendix B.

Articles of Association 4 means the document referred to under item 4 in Appendix B.

Articles of Association 5 means the document referred to under item 5 in Appendix B.

Articles of Association 6 means the document referred to under item 6 in Appendix B.

Articles of Association 7 means the document referred to under item 7 in Appendix B.

Articles of Association 8 means the document referred to under item 8 in Appendix B.

Companies means all of Company 1, Company 2, Company 3, Company 4, Company 5, Company 6, Company 7 and Company 8.

Company 1 means MPT RHM Holdco S.à r.l., a société à responsabilité limitée incorporated and existing under the laws of Luxembourg, whose registered office is at 13-15, avenue de la Liberté, L-1931 Luxembourg, and which is registered with the Luxembourg Trade and Companies Register under number B 180198.

Company 2 means MPT RHM Christiaan S.à r.l., a société à responsabilité limitée incorporated and existing under the laws of Luxembourg, whose registered office is at 13-15, avenue de la Liberté, L-1931 Luxembourg, and which is registered with the Luxembourg Trade and Companies Register under number B 180247.

Company 3 means MPT RHM Fontana S.à r.l., a société à responsabilité limitée incorporated and existing under the laws of Luxembourg, whose registered office is at 13-15, avenue de la Liberté, L-1931 Luxembourg, and which is registered with the Luxembourg Trade and Companies Register under number B 180238.

Company 4 means MPT RHM Hillersbach S.à r.l., a société à responsabilité limitée incorporated and existing under the laws of Luxembourg, whose registered office is at 13-15, avenue de la Liberté, L-1931 Luxembourg, and which is registered with the Luxembourg Trade and Companies Register under number B 180250.

Company 5 means MPT RHM Klaus S.à r.l., a société à responsabilité limitée incorporated and existing under the laws of Luxembourg, whose registered office is at 13-15, avenue de la Liberté, L-1931 Luxembourg, and which is registered with the Luxembourg Trade and Companies Register under number B 180245.

Company 6 means MPT RHM Park S.à r.l., a société à responsabilité limitée incorporated and existing under the laws of Luxembourg, whose registered office is at 13-15, avenue de la Liberté, L-1931 Luxembourg, and which is registered with the Luxembourg Trade and Companies Register under number B 180231.

Company 7 means MPT RHM Sonnenwende S.à r.l., a société à responsabilité limitée incorporated and existing under the laws of Luxembourg, whose registered office is at 13-15, avenue de la Liberté, L-1931 Luxembourg, and which is registered with the Luxembourg Trade and Companies Register under number B 180222.

Company 8 means MPT RHM Vesalius S.à r.l., a société à responsabilité limitée incorporated and existing under the laws of Luxembourg, whose registered office is at 13-15, avenue de la Liberté, L-1931 Luxembourg, and which is registered with the Luxembourg Trade and Companies Register under number B 180229.

Corporate Documents means the documents listed in Appendix B.

Documents mean the Corporate Documents.

Insolvency Regulation means the Council Regulation (EC) N° 1346/2000 of 29 May 2000 on insolvency proceedings, as amended.

Luxembourg Law means the laws of Luxembourg as they stand as at the date hereof and as such laws are currently interpreted in published case law (except if published within the last thirty days) of the courts of Luxembourg or, to the extent this Opinion concerns documents signed prior to this date, the date of their signature and the period to date.

Opinion means this legal opinion.

APPENDIX B – CORPORATE DOCUMENTS

1.	A copy of the coordinated articles of association of Company 1 as of 21 January 2014.

2.	A copy of the coordinated articles of association of Company 2 as of 21 January 2014.

3.	A copy of the coordinated articles of association of Company 3 as of 21 January 2014.

4.	A copy of the coordinated articles of association of Company 4 as of 21 January 2014.

5.	A copy of the coordinated articles of association of Company 5 as of 21 January 2014.

6.	A copy of the coordinated articles of association of Company 6 as of 21 January 2014.

7.	A copy of the coordinated articles of association of Company 7 as of 21 January 2014.

8.	A copy of the coordinated articles of association of Company 8 as of 21 January 2014.

9.	An electronic excerpt dated 10 April 2014 and issued by the Luxembourg Trade and Companies Register with respect to Company 1.

10.	An electronic excerpt dated 10 April 2014 and issued by the Luxembourg Trade and Companies Register with respect to Company 2.

11.	An electronic excerpt dated 10 April 2014 and issued by the Luxembourg Trade and Companies Register with respect to Company 3.

12.	An electronic excerpt dated 10 April 2014 and issued by the Luxembourg Trade and Companies Register with respect to Company 4.

13.	An electronic excerpt dated 10 April 2014 and issued by the Luxembourg Trade and Companies Register with respect to Company 5.

14.	An electronic excerpt dated 10 April 2014 and issued by the Luxembourg Trade and Companies Register with respect to Company 6.

15.	An electronic excerpt dated 10 April 2014 and issued by the Luxembourg Trade and Companies Register with respect to Company 7.

16.	An electronic excerpt dated 10 April 2014 and issued by the Luxembourg Trade and Companies Register with respect to Company 8.

17.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated 10 April 2014 and issued by the Luxembourg Trade and Companies Register in relation to Company 1.

18.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated 10 April 2014 and issued by the Luxembourg Trade and Companies Register in relation to Company 2.

19.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated 10 April 2014 and issued by the Luxembourg Trade and Companies Register in relation to Company 3.

20.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated 10 April 2014 and issued by the Luxembourg Trade and Companies Register in relation to Company 4.

21.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated 10 April 2014 and issued by the Luxembourg Trade and Companies Register in relation to Company 5.

22.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated 10 April 2014 and issued by the Luxembourg Trade and Companies Register in relation to Company 6.

23.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated 10 April 2014 and issued by the Luxembourg Trade and Companies Register in relation to Company 7.

24.	A certificate of non-registration of a judicial decision (certificat de non-inscription d’une décision judiciaire) dated 10 April 2014 and issued by the Luxembourg Trade and Companies Register in relation to Company 8.

APPENDIX C – ADDRESSEES

Medical Properties Trust, Inc.

1000 Urban Center Drive, Suite 501

Birmingham, AL 35242

United States of America

MPT Operating Partnership, L.P.

1000 Urban Center Drive, Suite 501

Birmingham, AL 35242

United States of America

MPT Finance Corporation

1000 Urban Center Drive, Suite 501

Birmingham, AL 35242

United States of America